EXHIBIT 99.2

                                 PROXYMED, INC.

              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1997

                                                                          WPJ, INC.
                                      CLINICAL     HAYES     US HEALTH     (D/B/A                     PRO FORMA
                                       MICRO-    COMPUTER       DATA     INTEGRATED                  ADJUSTMENTS
                          PROXYMED     SYSTEMS   SYSTEMS,   INTERCHANGE,   MEDICAL                  -------------    PRO FORMA
                           INC.(A)     INC.(B)    INC.(C)     INC.(D)    SYSTEMS)(E)      TOTAL      #   DR.(CR.)     COMBINED
                        ------------  --------  ----------  ------------ -----------  ------------  -------------  ------------
Net sales                $10,931,969  $255,124  $2,720,389   $1,609,705   $4,310,731   $19,827,918                  $19,827,918
                        ------------  --------  ----------  -----------   ----------  ------------                 ------------
Costs and expenses:
  Cost of sales            6,877,480    77,283   1,728,963      326,923    1,073,120    10,083,769                   10,083,769
  Selling, general and
    administrative
    expenses              13,293,353   206,590   1,184,898    2,736,220    2,434,310    19,855,371                   19,855,371
  Depreciation and
    amortization           1,078,300    19,178      57,751      782,885       72,068     2,010,182  (1)   $13,629    10,513,146
                                                                                                    (3)   (14,966)
                                                                                                    (5)   283,072
                                                                                                    (6)  (437,808)
                                                                                                    (7) 8,659,037
                        ------------  --------  ----------  -----------   ----------  ------------                 ------------
                          21,249,133   303,051   2,971,612    3,846,028    3,579,498    31,949,322                   40,452,286
                        ------------  --------  ----------  -----------   ----------  ------------                 ------------
    Operating income
      (loss)             (10,317,164)  (47,927)   (251,223)  (2,236,323)     731,233   (12,121,404)                 (20,624,368)

Other income (expense):
  Loss on sale of
    assets                         0         0           0      (56,400)     (20,780)      (77,180)                     (77,180)
  Interest, net              267,140      (154)    (58,390)           0      (16,462)      192,134  (2)   (26,384)      218,518
                        ------------  --------  ----------  -----------   ----------  ------------                 ------------
    Income (loss)
      before income
      taxes              (10,050,024)  (48,081)   (309,613)  (2,292,723)     693,991   (12,006,450)                 (20,483,030)
Income tax benefit
  (expense)                        0         0     138,350            0       (8,621)      129,729  (4)   129,729             0
                        ------------  --------  ----------  -----------   ----------  ------------                 ------------

    Net income (loss)
      applicable to
      common
      shareholders      ($10,050,024) ($48,081)  ($171,263) ($2,292,723)    $685,370  ($11,876,721)                ($20,483,030)
                        ============  ========  ==========  ===========   ==========  ============                 ============
Weighted average
  common shares
  outstanding             10,589,333                                                                                 13,841,600 (f)
                        ============                                                                               ============
Basic and diluted
  loss per share
  of common stock             ($0.95)                                                                                    ($1.48)
                        ============                                                                               ============

(1) To record additional amortization of goodwill and other intangible assets for 1997 related to the acquisition of Clinical MicroSystems, Inc.

(2) To record additional interest expense for 1997 on debt issued for the acquisition of Clinical MicroSystems, Inc.

(3) To record reduction of depreciation expense upon allocation of purchase price to the non-current assets acquired in the acquisition of Hayes Computer Systems, Inc.

(4) To eliminate income tax benefit (expense) of Hayes Computer Systems, Inc. and WPJ, Inc. due to ProxyMed's net operating loss carryforwards.

(5) To record additional amortization of goodwill for 1997 related to the acquisition of US HealthData Interchange, Inc.

(6) To record reduction of depreciation expense upon allocation of purchase price to the non-current assets acquired in the acquisition of US HealthData Interchange, Inc.

(7) To record amortization over 3 years of capitalized software, goodwill and other intangible assets for 1997 related to the acquisition of WPJ, Inc.

(a) This column is derived from the audited consolidated financial statements of ProxyMed, Inc. and subsidiaries for the year ended December 31, 1997.

(b) This column is derived from the unaudited financial statements of Clinical MicroSystems, Inc. for the period January 1, 1997 to its acquisition on March 14, 1997. The acquisition of Clinical MicroSystems, Inc. was reported under Form 8-K dated March 14,1997.

(c) This column is derived from the unaudited financial statements of Hayes Computer Systems, Inc. for the period January 1, 1997 to its acquisition on April 30, 1997, after considering the effects of adjustments made in the preparation of the audited financial statements for the 10 months ended January 31, 1997. The acquisition of Hayes Computer Systems, Inc. was reported under Form 8-K dated April 30, 1997.

(d) This column is derived from the unaudited financial statements of US HealthData Interchange, Inc. for the six months ended September 30, 1997 and the unaudited 3 month period ended March 31, 1997 previously included in the audited financial statements of US HealthData Interchange, Inc. for the year ended March 31, 1997.

(e) This column is derived from the audited financial statements of WPJ, Inc. for the year ended December 31, 1997.

(f) Pro Forma weighted average shares includes 125,786, 388,215 and 481,836 shares issued in the acquisitions of Clinical MicroSystems, Inc., Hayes Computer Systems, Inc. and WPJ, Inc., respectively, as if they were outstanding since the beginning of 1997, plus an additional 2,313,416 shares sold in a private placement on May 19, 1998 and June 1, 1998, primarily for the purpose of acquiring WPJ, Inc.

Note - Pursuant to Rule 11-02(b)(5), the pro forma income statement presented above excludes the non-recurring effect of the write-offs of purchased in-process research and development costs in 1997 in the amount of $8,467,098 which are directly attributable to the acquisitions of Clinical MicroSystems, Inc. and Hayes Computer Systems, Inc. The income tax benefit resulting from these write-offs is approximately $3,176,000. Based on the weight of available evidence, a valuation allowance in the amount of $3,176,000 has been recorded concurrently.